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                                   EXHIBIT 9

                    REPRESENTATION BY REGISTRANT'S COUNSEL

As attorney to the Registrant, I, Richard M. Howe, have reviewed this Post-Effective Amendment No. 7 to Registration Statement No. 33-45122, and represent, pursuant to the requirement of paragraph (e) of Rule 485 under the Securities Act of 1933, that this Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

/s/Richard M. Howe
Richard M. Howe
2nd VP and Associates General Counsel
Massachusetts Mutual Life Insurance Company

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